Exhibit 99.1

Avertix, Maker of First and Only FDA-Approved Implantable Heart Attack Warning System,

to Become Publicly Traded via Merger with BIOS Acquisition Corporation

-	Transaction values Avertix at an enterprise value of $195 million

-	Avertix developed the Guardian™ System, the first and only FDA-approved solution designed to detect and warn patients of cardiac events, including silent heart attacks

EATONTOWN, N.J. and NEW YORK, May 3, 2023 – Avertix Medical, Inc. (“Avertix” or the “Company”), formerly known as Angel Medical Systems, Inc., a company focused on improving long-term management and outcomes of high-risk coronary disease in patients who have survived one or more heart attacks, and BIOS Acquisition Corporation (dba BioPlus Acquisition Corp.) (“BIOS”) (Nasdaq: BIOS), a special purpose acquisition company, today announced that the companies have entered into a definitive merger agreement for a business combination (the “Transaction”) that would result in Avertix becoming a publicly traded company on Nasdaq. The Transaction is expected to close in the second half of 2023. The combined company, which will be named Avertix Medical, Inc., will have an enterprise value of approximately $195 million, and the common stock of the combined company is expected to be listed on Nasdaq under the ticker symbol “AVRT.”

Avertix is a medical technology company commercializing an implantable device for cardiovascular disease management. The Guardian™ System is the first and only FDA-approved Class III implantable device designed to detect heart attacks in real-time, including silent and atypical symptomatic heart attacks, providing life-saving alerts to patients and healthcare professionals. Avertix’s ALERTS clinical trial showed the Guardian System enables heart attack patients to seek urgent medical attention earlier than patients who relied only on symptoms.

“With its ability to detect early signs of a heart attack and alert patients and healthcare providers, the Guardian System has the potential to transform the approach to cardiac care and improve patient quality of life and outcomes,” said Tim Moran, President and Chief Executive Officer of Avertix, who will lead the combined company upon closing of the Transaction. “We are thrilled to join forces with BIOS to accelerate the commercialization, adoption and continued development of the Guardian System. We look forward to leveraging BIOS’ expertise and resources to bring this critical technology to more patients worldwide.”

According to the World Health Organization, cardiovascular diseases are the leading cause of death globally. In the U.S., the Centers for Disease Control and Prevention (CDC) also reports that heart disease is the leading cause of death, with over 800,000 heart attacks every year. Approximately 25% of these heart attack survivors will experience a second heart attack within five years of their first.

The Transaction is expected to provide Avertix access to the necessary financial resources to expand commercially and to continue improving and developing its innovative product, equipping both patients and healthcare providers with lifesaving tools that aim to provide peace of mind.

“Avertix is a company at the forefront of cardiovascular disease management,” said Ross Haghighat, Chief Executive Officer of BIOS. “We believe the combined company has the potential to not only improve patient outcomes but also save lives. Our shared mission is to transform the landscape of cardiovascular disease management, and we look forward to bringing this vision to fruition while generating significant value for our shareholders.”

Avertix Investment Highlights:

•

Founded in 2001, with its headquarters in New Jersey, Avertix is a leading medical technology company committed to advancing life-sustaining patient care and the long-term management of advanced cardiovascular disease through innovation, clinical science and collaboration.

•

The Company’s flagship product, the Guardian System, is the first and only FDA-approved implantable patient-alerting system designed to warn patients to seek medical attention for acute coronary syndrome (ACS) events, including heart attacks. The device was granted a transitional pass-through (TPT) payment category by CMS, providing outpatient facilities with an incremental Medicare payment for procedures in which the Guardian System is used.

•	According to the American Heart Association, as of 2018, the Guardian System is estimated to have a total addressable market of $2 billion in the U.S. alone.

•	Avertix has a strong intellectual property portfolio, including over 50 issued patents.

•	The Company has a seasoned management team with extensive experience in medical technology development, regulatory affairs and commercialization.

Transaction Overview

Upon the closing of the Transaction and assuming no redemptions by BIOS’ public shareholders, Avertix plans to retain up to approximately $239 million of cash held in the Trust Account on its balance sheet, which would provide financial flexibility and facilitate internal and external growth opportunities.

After the closing of the Transaction, and assuming no redemptions, and inclusive of ESOP top up, BIOS’ public shareholders are expected to own approximately 50% of the outstanding shares of the combined company, with existing Avertix shareholders owning approximately 29%.

The Transaction has been approved by the boards of directors of Avertix and BIOS, and its completion is subject to customary closing conditions, including the approval of BIOS’ shareholders and the satisfaction or waiver of a $40 million minimum cash condition. The Transaction is expected to close during the second half of 2023. Additional information about the proposed transaction, including a copy of the Business Combination Agreement and Plan of Reorganization, will be provided in a Current Report on Form 8-K to be filed by BIOS with the U.S. Securities and Exchange Commission (“SEC”) and available at www.sec.gov. For more information, visit avertix.com.

Advisors

Honigman LLP is acting as legal counsel to Avertix. Cooley LLP and Ellenoff Grossman & Schole LLP are acting as U.S. legal counsel to BIOS. Walkers (Cayman) LLP is acting as Cayman legal counsel to BIOS. LifeSci Capital LLC is acting as the fairness opinion provider to the board of directors of BIOS.

About Avertix Medical, Inc.

Avertix is a cutting-edge medical device company offering the first and only FDA-approved Class III implantable device that can detect silent and atypical symptomatic heart attacks in real-time. With a robust portfolio of U.S. patents pertaining to Acute Coronary Syndrome (ACS) events, Avertix is at the forefront of innovation in cardiovascular care and is committed to improving patient outcomes and saving lives through advanced medical technologies. For more information, visit avertix.com.

About BIOS Acquisition Corporation

BIOS Acquisition Corporation was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. It is focused on identifying opportunities in the healthcare industry across the U.S., EU, Israel and Australasia.

BIOS Acquisition Corporation’s leadership and board differentially consists of recognized industry leaders, including CEOs, CFOs, COOs, CSOs, auditors, investors, bankers and experts covering all functional disciplines needed to maximize the value creation opportunity for a healthcare company. BIOS Acquisition Corporation brings over 200 years of collective experience in: (1) identifying, developing and marketing value creating healthcare assets, (2) private and public company financing and deal-making, 3) audit and accounting, and 4) advisory and board experience. The BIOS Acquisition Corporation team has demonstrated commitment to building valuable assets and can be leveraged as true long-term partners who can help maximize the value creation opportunity for a potential business combination.

Forward-Looking Statements

Certain statements included in this Press Release are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “would,” “plan,” “potential,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. All statements, other than statements of present or historical fact included in this Press Release, regarding BIOS’ proposed acquisition of Avertix, BIOS’ ability to consummate the proposed transactions, the benefits of the proposed transactions and the combined company’s future financial performance as well as the combined company’s strategy, demand for products and services, use cases for products and services, anticipated business model and future operations, estimated market growth, size and opportunity, plans and objectives of management, and among others, are forward-looking statements. These statements are based on various assumptions, whether or not identified in this Press Release, and on the current expectations of Avertix’s management and are not predictions of actual performance, and, as a result, are subject to risks and uncertainties. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many factors could cause actual future events to differ materially from the forward-looking statements in this Press Release, including but not limited to: the inability of the parties to successfully or timely consummate the Transaction; the risk that the Transaction may not be completed by BIOS’ business combination deadline and the potential failure to obtain an extension of the business combination deadline by BIOS; failure to realize the anticipated benefits of the Transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive transaction agreement; Avertix’s history of operating losses; Avertix’s ability to engage physicians to utilize and prescribe its solution; changes in reimbursement practices; technological changes in Avertix’s market; Avertix’s ability to protect its intellectual property; Avertix’s material weaknesses in financial reporting; and the Avertix’s ability to navigate complex regulatory requirements. The foregoing list of factors is not exhaustive. Please carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the final prospectus to BIOS’ registration statement on Form S-1, as amended (File No. 333-249676), the registration statement on Form S-4 to be filed with the SEC by BIOS and other documents filed or that may be filed by BIOS from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements.

There may be additional risks that neither BIOS nor Avertix presently know or that BIOS and Avertix currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect BIOS’ and Avertix’s expectations, plans or forecasts of future events and views as of the date of this Press Release. BIOS and Avertix anticipate that subsequent events and developments will cause BIOS’ and Avertix’s assessments to change. However, while BIOS and Avertix may elect to update these forward-looking statements at some point in the future, BIOS and Avertix specifically assume no obligation and do not intend to do so, nor do they intend to revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required by applicable law. These forward-looking statements should not be relied upon as representing BIOS’ and Avertix’s assessments as of any date subsequent to the date of this Press Release. Neither BIOS nor Avertix gives any assurance that either BIOS or Avertix, or the combined company, will achieve its expectations. Accordingly, undue reliance should not be placed upon the forward-looking statements as predictions of future events.

Important Information

BIOS intends to file with the SEC a Registration Statement on Form S-4 (as amended or supplemented, the “Registration Statement”), which will include a preliminary proxy statement/prospectus of BIOS, which will be both the proxy statement to be distributed to holders of BIOS’ ordinary shares in connection with the solicitation of proxies for the vote by BIOS‘ shareholders with respect to the proposed Transaction and related matters as may be described in the Registration Statement, as well as the prospectus relating to the offer and sale of the securities to be issued in the Transaction. After the Registration Statement is declared effective, BIOS will mail a definitive proxy statement/prospectus and other relevant documents to its shareholders. BIOS shareholders and other interested persons are advised to read, when available, the preliminary proxy statement/prospectus, and amendments thereto, and the definitive proxy statement/prospectus in connection with BIOS’ solicitation of proxies for its shareholders’ meeting to be held to approve the Transaction and related matters because the proxy statement/prospectus will contain important information about BIOS and Avertix and the proposed Transaction.

The definitive proxy statement/prospectus will be mailed to shareholders of BIOS as of a record date to be established for voting on the proposed Transaction and related matters. Shareholders may obtain copies of the proxy statement/prospectus, when available, without charge, at the SEC’s website at www.sec.gov or by directing a request to: BioPlus Acquisition Corp., 260 Madison Avenue, Suite 800, New York, NY 10026 or by emailing info@Biosspac.com

Participants in the Solicitation

This press release is not a solicitation of a proxy from any investor or securityholder. However, BIOS and Avertix and their respective directors, officers and other members of their management and employees may be deemed to be participants in the solicitation of proxies from BIOS’ shareholders with respect to the proposed business combination and related matters. Investors and securityholders may obtain more detailed information regarding the names, affiliations and interests of the directors and officers of BIOS and Avertix in the proxy statement/prospectus relating to the proposed business combination when it is filed with the SEC. These documents may be obtained free of charge from the sources indicated above.

No Offer or Solicitation

This press release is for informational purposes only and is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy or subscribe for any securities or a solicitation of any vote of approval, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Contacts

Investor Relations

Mike Cavanaugh

ICR Westwicke

Mike.Cavanaugh@westwicke.com

+1-617-877-9641

Media Relations

Sean Leous

ICR Westwicke

Sean.Leous@westwicke.com

+1-646-866-4012

Holly Windler

media@avertix.com